News Release

From:	Badger Meter, Inc. 4545 W. Brown Deer Road, Milwaukee, Wisconsin 53223 P.O. Box 245036, Milwaukee, Wisconsin 53224-9536

For Additional Information Contact: Investor Relations (414) 371-7276

BADGER METER REPORTS SECOND QUARTER 2018 RESULTS
Company achieves record sales

Milwaukee, July 18, 2018…..Badger Meter, Inc. (NYSE: BMI) today reported second quarter results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net sales were a record $113,648,000 for the second quarter of 2018, a 9.1% increase from sales of $104,176,000 for the second quarter of 2017.
•
Net earnings were $6,154,000 for the second quarter of 2018, a decrease of 42.0% from net earnings of $10,614,000 for the second quarter of 2017.  Excluding the non-cash pension settlement charge discussed below, adjusted net earnings were a record $12,288,000 for the second quarter of 2018, a 15.8% increase from net earnings of $10,614,000 for the second quarter of 2017.

•
Diluted earnings per share were $0.21 for the second quarter of 2018, a 41.7% decrease from diluted earnings per share of $0.36 for the second quarter of 2017.  Excluding the non-cash pension settlement charge, adjusted diluted net earnings per share were $0.42 for the second quarter of 2018, a 16.7% increase from diluted earnings per share of $0.36 in the second quarter of 2017.

•	The quarter’s results include the impact of a non-cash pension settlement charge of $8,200,000 ($6,134,000 or $0.21 per share after-tax) as the company continues to terminate its pension plan.

First Half 2018 Highlights

•	Net sales were $218,689,000 for the first half of 2018, a 6.3% increase from sales of $205,782,000 for the first half of 2017.

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Net earnings for the first half of 2018 were $13,700,000, a decrease of 29.2% from net earnings of $19,363,000 in the first half of 2017.  Excluding the non-cash pension settlement charge, adjusted net earnings were $19,834,000 for first half of 2018, a 2.4% increase from net earnings of $19,363,000 for the first half of 2017.

•
Diluted earnings per share were $0.47 for the first half of 2018, a 29.9% decrease from diluted net earnings per share of $0.67 for the first half of 2017. Excluding the non-cash pension settlement charge, adjusted diluted earnings per share were $0.68 for the first half of 2018, a 1.5% increase from diluted earnings per share of $0.67 in the first half of 2017.

•	The first half results include the impact of a non-cash pension settlement charge of $8,200,000 ($6,134,000 or $0.21 per share after tax) as the company continues to terminate its pension plan.

 Operations Review
“In the second quarter, we achieved both record net sales and record adjusted net earnings, driven by higher domestic municipal sales of our flagship products, as well as increased international sales, most notably in the Middle East,” said Richard A. Meeusen, chairman and chief executive officer of Badger Meter. “As previously announced, the company made the decision to terminate its pension plan in 2017. The second quarter and first half 2018 results include the initial impact of non-cash pension settlement charges in connection with that termination, which we expect to be fully completed by the end of the third quarter.”

“Sales of our E-Series® Ultrasonic water meters and ORION® Cellular endpoint radios grew significantly in the second quarter as customers continue moving towards AMI fixed network systems,” said Meeusen. “We recently expanded our municipal water product line with the launch of our next-generation E-Series Ultrasonic meters for commercial applications, offering our customers the first commercial water meter with pressure and temperature data and a modular design that allows for replaceable electronics. We continue to be at the forefront of new technologies that conserve and measure water and are proud to offer our customers this proven technology for commercial applications.”

Meeusen said domestic sales of flow instrumentation products also increased in the second quarter in its target markets, driven by continued improvements in the oil and gas, petrochemical and water and wastewater industries.

Gross profit margin was 36.5% in the second quarter of 2018 compared to 39.4% in the second quarter of 2017. Higher healthcare expenses and brass costs continued to provide some headwinds. In addition, the second quarter included a greater mix of lower margin international water meter sales.

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Selling, engineering and administration expenses were higher in the second quarter, primarily due to higher healthcare expenses, higher selling costs and continued investments in research and development.

“We remain optimistic about the remainder of the year for a number of reasons, including a sizable backlog, continued interest in our flagship products and the recent moderating of copper prices,” said Kenneth C. Bockhorst, president of Badger Meter. “Our confidence extends into 2019, as we expect many of the strategic initiatives from 2018 to contribute to our performance going forward.”

“Our opportunities for 2019 and beyond include Phyn, a joint venture between Belkin International, Inc. and Uponor Corporation, which utilizes our D-Flow® ultrasonic technology in a smart water monitoring system for residential use. Our ORION Cellular products will be ready with LTE-M chips in the first quarter of 2019. These are the next generation chips for business-to-business cellular communications, allowing us to provide additional features for our customers while also improving our cost position. And our inclusion in AT&T’s Smart City Alliance will allow us to explore new ways our smart water solutions can join forces with their industry-leading cellular networks to help water utilities better benefit from smart water metering solutions,” said Bockhorst. “We believe the ongoing acceptance of our products, continued operational efficiencies and an unrelenting eye on innovation bodes well for our future.”

Conference Call and Webcast
Badger Meter management will hold a conference call to discuss the company’s second quarter 2018 results on Thursday, July 19, at 10:00 AM Central/11:00 AM Eastern time.

Interested parties can listen to the call live on the Internet through the company’s website:  www.badgermeter.com or by dialing 1-844-281-9843 and entering the passcode 7994507. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Thursday, July 26, 2018, by dialing 1-855-859-2056 and entering the passcode 7994507. The webcast will be archived on the company’s website until its next earnings release.

About Badger Meter

Badger Meter is an innovator in flow measurement, control and communications solutions, serving water utilities, municipalities, and commercial and industrial customers worldwide. The Company’s products measure water, oil, chemicals, and other fluids, and are known for accuracy, long-lasting durability and for providing valuable and timely measurement data. For more information, visit www.badgermeter.com.

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Forward Looking Statements

Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the “Company”) or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should,” “could” and “objective” or similar expressions are intended to identify forward looking statements.  All such forward looking statements are based on the Company’s then current views and assumptions and involve risks and uncertainties.  Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 that include, among other things:

•
the continued shift in the Company’s business from lower cost, manually read meters toward more expensive, value-added automatic meter reading (AMR) systems, advanced metering infrastructure (AMI) systems and advanced metering analytics (AMA) systems that offer more comprehensive solutions to customers’ metering needs;

•	the success or failure of newer Company products;
•
changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, manually read meters;

•	the actions (or lack thereof) of the Company’s competitors;
•
changes in the Company’s relationships with its alliance partners, primarily its alliance partners that provide radio solutions, and particularly those that sell products that do or may compete with the Company’s products;

•
changes in the general health of the United States and foreign economies, including to some extent such things as the length and severity of global economic downturns, international or civil conflicts that affect international trade, the ability of municipal water utility customers to authorize and finance purchases of the Company’s products, the Company’s ability to obtain financing, housing starts in the United States, and overall industrial activity;

•	unusual weather, weather patterns or other natural phenomena, including related economic and other ancillary effects of any such events;
•	economic policy changes, including but not limited to, trade policy and corporate taxation;
•	the timing and impact of government funding programs that stimulate national and global economies, as well as the impact of government budget cuts or partial shutdowns of governmental operations;
•
changes in the cost and/or availability of needed raw materials and parts, such as volatility in the cost of brass castings as a result of fluctuations in commodity prices, particularly for copper and scrap metal at the supplier level, foreign-sourced electronic components as a result of currency exchange fluctuations, tariffs, duties and/or lead times, and plastic resin as a result of changes in petroleum and natural gas prices;

•	the Company’s ability to successfully integrate acquired businesses or products;
•	changes in foreign economic conditions, particularly currency fluctuations in the United States dollar, the Euro and the Mexican peso;
•	the inability to develop technologically advanced products;
•	the failure of the Company’s products to operate as intended;
•	the inability to protect the Company’s proprietary rights to its products;
•
the Company’s expanded role as a prime contractor for providing complete technology systems to governmental entities, which brings with it added risks, including but not limited to, the Company’s responsibility for subcontractor performance, additional costs and expenses if the Company and its subcontractors fail to meet the timetable agreed to with the governmental entity, and the Company’s expanded warranty and performance obligations;

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•	disruptions and other damages to information technology, other networks, operations and property (Company or third party) due to breaches in data security or any other cybersecurity attack;
•	transportation delays or interruptions;
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violations or alleged violations of the U.S. Foreign Corrupt Practices Act (FCPA) or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (referred to as FATCA);

•	the loss of or disruption in certain single-source suppliers; and
•	changes in laws and regulations, particularly laws dealing with the content or handling of materials used in the Company's products.

All of these factors are beyond the Company's control to varying degrees.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements contained in this news release and are cautioned not to place undue reliance on such forward looking statements.  The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

This press release includes financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and are therefore referred to as non-GAAP financial measures. The non-GAAP measures detailed below should be considered by users as supplemental information to the equivalent GAAP measures, intended to assist investors in better understanding the Company's financial results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in methodology and circumstances.

The non-GAAP measures included in this press release are adjusted net earnings and adjusted diluted net earnings per share, each of which was calculated based on net income excluding a pension termination settlement charge, which is also a non-GAAP measure. The pension termination settlement charge is considered by the Company to be unique as the charge was not related to the period that it was recognized. The Company believes that these non-GAAP measures provide a beneficial perspective on the underlying business results and therefore are a means of assessing period-over-period results.  This press release includes a reconciliation of these non-GAAP measures to the comparable GAAP measures.

Badger Meter company news is available
24 hours a day, online at: http://www.badgermeter.com.

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BADGER METER, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and earnings per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$113,648	$104,176	$218,689	$205,782

Cost of sales	72,144	63,122	140,437	126,078

Gross margin	41,504	41,054	78,252	79,704

Selling, engineering and administration	25,153	24,214	51,927	49,299

Operating earnings	16,351	16,840	26,325	30,405

Interest expense, net	409	147	699	325
Other pension and postretirement costs	8,031	249	8,012	345

Earnings before income taxes	7,911	16,444	17,614	29,735

Provision for income taxes	1,757	5,830	3,914	10,372

Net earnings	$6,154	$10,614	$13,700	$19,363

Earnings per share:

Basic	$0.21	$0.37	$0.47	$0.67

Diluted	$0.21	$0.36	$0.47	$0.67

Shares used in computation of earnings per share:

Basic	28,963,373	28,938,451	28,965,735	28,938,851

Diluted	29,133,443	29,097,820	29,159,400	29,109,675

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BADGER METER, INC.

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
(in thousands, except share and earnings per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net earnings (GAAP measure)	$6,154	$10,614	$13,700	$19,363

Pension termination settlement charge, net of tax	6,134	-	6,134	-

Adjusted net earnings	$12,288	$10,614	$19,834	$19,363

Diluted earnings per share (GAAP measure)	$0.21	$0.36	$0.47	$0.67

Pension termination settlement charge, net of tax	0.21	-	0.21	-

Adjusted diluted earnings per share	$0.42	$0.36	$0.68	$0.67

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BADGER METER, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

Assets	June 30,	December 31,
	2018	2017
	(Unaudited)

Cash	$12,125	$11,164
Receivables	65,303	58,210
Inventories	85,656	85,172
Other current assets	5,070	4,077
Total current assets	168,154	158,623

Net property, plant and equipment	92,675	93,601
Intangible assets, at cost less accumulated amortization	59,113	59,326
Other long-term assets	10,056	12,753
Goodwill	71,109	67,424
Total assets	$401,107	$391,727

Liabilities and Shareholders' Equity

Short-term debt	$42,430	$44,550
Payables	28,092	28,601
Accrued compensation and employee benefits	9,632	15,509
Other liabilities	5,473	4,449
Total current liabilities	85,627	93,109

Deferred income taxes	1,294	3,434
Long-term employee benefits and other	25,716	17,732
Shareholders' equity	288,470	277,452
Total liabilities and shareholders' equity	$401,107	$391,727

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